                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                                               Contact:
                                                                    Maria Duey
                                                                    313-792-5500

                 MASCO CORPORATION REPORTS RECORD SALES FOR 2006

                       MASCO CORPORATION 2006 HIGHLIGHTS:

FULL-YEAR 2006

          - Net sales from continuing operations increased two percent to a record $12.8 billion.

          - Income from continuing operations was $2.22 per common share, excluding non-cash impairment charges for goodwill and financial investments and costs and charges related to profit improvement programs.

          - Income from continuing operations, as reported, was $1.15 per common share, including non-cash impairment charges for goodwill and financial investments and costs and charges related to profit improvement programs.

          -    Free cash flow before dividends exceeded $800 million.

          - The Company returned $1.2 billion to shareholders through share repurchases (29 million common shares) and dividends.

          - The quarterly dividend was increased by 10 percent, the 48th consecutive year in which dividends have been increased.

     Taylor, Michigan (February 14, 2007) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the year ended December 31, 2006 increased two percent to a record $12.8 billion compared with $12.6 billion for 2005.

     Income from continuing operations was $2.22 per common share and $2.26 per common share for 2006 and 2005, respectively, excluding non-cash impairment charges for goodwill and financial investments and costs and charges related to profit improvement programs. Including these charges, income from continuing operations, as reported, was $461 million or $1.15 per common share and $866 million or $2.01 per common share for 2006 and 2005, respectively.

     Fourth quarter 2006 net sales from continuing operations declined six percent to $2.9 billion. Results for 2006 were adversely affected by an accelerating decline in the new home construction market in the last six months of the year, a moderation in consumer spending for certain "big ticket" home improvement items, such as cabinets, and the continuing negative impact of higher commodity costs, partially offset by profit improvement programs and selling price increases.

     Income from continuing operations was $.38 per common share and $.50 per common share for the fourth quarters of 2006 and 2005, respectively, excluding non-cash impairment charges for goodwill in 2006 and 2005 and financial investments and costs and charges related to profit improvement programs in 2006. Including these charges, (loss) income from continuing operations was $(186) million or $(.48) per common share, and $140 million or $.33 per common share, for the fourth quarters of 2006 and 2005, respectively.

     During 2006, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $331 million ($331 million after tax). These charges, principally related to the Company's European manufacturer of ready-to-assemble cabinets (Tvilum-Scanbirk), reflect the long-term outlook for the business unit, including declining demand for certain products, as well as decreased operating profit margins. The Company also recognized non-cash, pre-tax impairment charges for financial investments aggregating $101 million ($66 million after tax). In 2005, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $69 million ($69 million after tax), and non-cash, pre-tax impairment charges for financial investments aggregating $45 million
($29 million after tax).

     The Company originally estimated that 2006 costs and charges related to profit improvement programs in the Plumbing Products segment would approximate $70 million pre-tax compared with the actual costs and charges of $39 million pre-tax. The reduction in anticipated cost resulted from the sale of an operation originally scheduled for closure, and was partially offset by costs and charges aggregating $8 million pre-tax for the closure of a relatively small ready-to-assemble cabinet manufacturing facility in the Cabinets and Related Products segment.

OUTLOOK 2007

     New home construction has declined dramatically in the last 12 months due to previous excessive speculative buying, rapidly rising home prices in recent years reducing affordability and less attractive mortgage terms. Even with the recent decline in single-family housing starts, the inventory of unsold new homes has increased to unprecedented levels. The uncertainty that home builders may cut production even further to reduce this inventory, and given the large percentage of Masco sales that go to the new home construction market, combined with the unpredictability of commodity costs, make it very difficult for the Company to provide earnings per common share guidance for 2007.

     Also negatively impacting the Company's earnings outlook for 2007 are plant and system implementation start-up costs, costs and charges related to additional profit improvement programs, including severance costs from headcount reductions, higher interest expense, a moderation at retail of sales of certain "big ticket" home improvement items, such as cabinets, and as yet unrecovered commodity cost increases.

     Housing starts declined by approximately 13 percent in 2006 compared with 2005 to 1.8 million units. Late in 2006, the housing starts run rate was between approximately 1.5 to 1.6 million units, which is more than 20 percent below the 2005 levels. If housing starts improve from these levels, commodity costs moderate, and home improvement retail sales improve, then the Company's earnings per common share could be $1.80 or even higher for 2007. On the other hand, if housing starts decline even further than current depressed levels, as some observers predict, and commodity costs escalate, the Company's earnings per common share for 2007 could decline to $1.50 or less.

     Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

     A conference call regarding items contained in this release is scheduled for today, Wednesday, February 14, 2007 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-4912 (confirmation #1786247). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #1786247) approximately two hours after the end of the call and will continue through February 21, 2007.

     Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

     Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

FOR IMMEDIATE RELEASE                                       Contact: Maria Duey
                                                                    313-792-6653

                                MASCO CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
     FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
                   (IN MILLIONS EXCEPT PER COMMON SHARE DATA)

                                                     Three Months Ended   Twelve Months Ended
                                                         December 31,         December 31,
                                                     ------------------   -------------------
                                                        2006     2005        2006      2005
                                                       ------   ------     -------   -------
Net sales                                              $2,946   $3,128     $12,778   $12,569
Cost of sales                                           2,203    2,267       9,259     8,985
                                                       ------   ------     -------   -------
   Gross profit                                           743      861       3,519     3,584
Selling, general and administrative expenses              492      474       2,063     1,954
Impairment charges for goodwill
                                                          321       69         331        69
Income regarding litigation settlement                     (1)      --          (1)       (6)
                                                       ------   ------     -------   -------
   Operating (loss) profit                                (69)     318       1,126     1,567
Other income (expense), net                               (53)     (43)       (226)     (165)
                                                       ------   ------     -------   -------
   (Loss) income from continuing operations before
      income taxes, minority interest and
      cumulative effect of accounting change, net        (122)     275         900     1,402
Income taxes                                               58      129         412       514
                                                       ------   ------     -------   -------
   (Loss) income from continuing operations before
      minority interest and cumulative effect of
      accounting change, net                             (180)     146         488       888
Minority interest                                           6        6          27        22
                                                       ------   ------     -------   -------
   (Loss) income from continuing operations before
      cumulative effect of accounting change, net
                                                         (186)     140         461       866
(Loss) income from discontinued operations, net
                                                           (1)      33          30        74
Cumulative effect of accounting change, net
                                                           --       --          (3)       --
                                                       ------   ------     -------   -------
   Net (loss) income                                   $ (187)  $  173     $   488   $   940
                                                       ======   ======     =======   =======
(Loss) earnings per common share (diluted):
   (Loss) income from continuing operations before
      cumulative effect of accounting change, net      $(0.48)  $ 0.33     $  1.15   $  2.01
   (Loss) income from discontinued operations, net         --     0.08        0.08      0.17
   Cumulative effect of accounting change, net             --       --       (0.01)       --
                                                       ------   ------     -------   -------
   Net (loss) income                                   $(0.49)  $ 0.41     $  1.22   $  2.19
                                                       ======   ======     =======   =======
Average diluted common shares outstanding                 385      419         400       430
                                                       ======   ======     =======   =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2006

- Net sales from continuing operations for the quarter declined six percent to $2.9 billion, with North American sales declining 10 percent and International sales increasing 17 percent. In local currencies, International sales increased seven percent compared with the fourth quarter of 2005.

- Sales of cabinets, windows and doors and the installation of insulation were particularly weak when compared with the fourth quarter of 2005, primarily due to the accelerating decline in the new home construction market in the last six months of 2006. Sales of major faucet brands combined and architectural coatings increased in the low-single and mid-single digits, respectively.

- Key retailer sales from continuing operations declined seven percent in the 2006 fourth quarter, were flat in the third quarter, and increased one percent and seven percent in the second and first quarters of 2006, respectively. The Company believes that retail sales in the last six months of 2006 were negatively impacted by a moderation in consumer spending for certain "big ticket" home improvement items, such as cabinets.

- Sales changes by segment in the 2006 fourth quarter versus the 2005 fourth quarter were:

          -    Cabinets and Related Products sales declined 12 percent;

          -    Plumbing Products sales increased three percent;

          -    Installation and Other Services sales declined nine percent;

          -    Decorative Architectural Products sales increased four percent;
               and

          -    Other Specialty Products sales declined 14 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2006 (CONTINUED)

- As part of its profit improvement program, the Company announced a plant closure in the Plumbing Products segment in January 2006. The Company incurred $4 million pre-tax of costs and charges related to this plant closure and other profit improvement programs in the Plumbing Products segment in the fourth quarter of 2006. In addition, the Company incurred $1 million pre-tax of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility in the Cabinets and Related Products segment.

- The Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $321 million ($321 million after tax). These charges, principally related to the Company's European manufacturer of ready-to-assemble cabinets (Tvilum-Scanbirk), reflect the long-term outlook for the business unit, including declining demand for certain products, as well as decreased operating profit margins. In 2005, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $69 million ($69 million after tax).

- The Company also recognized non-cash, pre-tax impairment charges for financial investments aggregating $15 million ($10 million after tax).

- Income from continuing operations was $.38 per common share and $.50 per common share in the fourth quarters of 2006 and 2005, respectively, excluding the non-cash impairment charges for goodwill in 2006 and 2005 and financial investments and costs and charges related to profit improvement programs in 2006.

- (Loss) from continuing operations for the fourth quarter of 2006 was $(186) million or $(.48) per common share, including non-cash impairment charges for goodwill and financial investments and costs and charges related to profit improvement programs. Income from continuing operations for the fourth quarter of 2005 was $.33 per common share, including non-cash impairment charges for goodwill.

- Net (loss) for the fourth quarter of 2006, including discontinued operations, was $(187) million or $(.49) per common share. Net income for the fourth quarter of 2005 was $173 million or $.41 per common share and included income from discontinued operations of $33 million or $.08 per common share.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2006 (CONTINUED)


- The following table is provided to summarize the comments related to (loss) income per common share:

                                                      Three Months Ended
                                                         December 31,
                                                      ------------------
                                                          2006   2005
                                                         -----   ----
Continuing operations (loss) income
   per common share, as reported                         $(.48)  $.33
Add back:
   Profit improvement costs and charges                    .01     --
   Impairment charges for financial investments            .03     --
   Impairment charges for goodwill                         .82    .16
                                                         -----   ----
Continuing operations, as reconciled                     $ .38   $.50
                                                         =====   ====
As reconciled, 2005 rounds to $.50 per common share

As reported includes:
   Net gains from financial investments                  $ .01   $.01

Net (loss) income, as reported
   Continuing operations                                 $(.48)  $.33
   Discontinued operations                                  --    .08
                                                         -----   ----
Net (loss) income, as reported                           $(.49)  $.41
                                                         =====   ====

The Company's diluted common shares for purposes of calculating (loss) earnings per common share were 385 million for the fourth quarter of 2006 compared with 419 million for the fourth quarter of 2005. For the fourth quarter of 2006, four million contingent common shares and one million stock option shares were not included in the computation of diluted (loss) per common share due to their anti-dilutive effect. Dilutive common shares used for the reconciliation of income of $.38 per common share were 390 million.

-    Gross margins were 25.2 percent in the fourth quarter of 2006 compared with
     27.5 percent in the fourth quarter of 2005. Operating (loss) profit margins, as reported, were (2.3) percent in the fourth quarter of 2006 compared with 10.2 percent in the fourth quarter of 2005. Excluding non-cash, pre-tax impairment charges for goodwill of $321 million, costs and charges related to profit improvement programs of $5 million and income regarding litigation settlement of $1 million, operating profit margins were 8.7 percent in the fourth quarter of 2006. Excluding non-cash, pre-tax impairment charges for goodwill of $69 million, operating profit margins were 12.4 percent in the fourth quarter of 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2006 (CONCLUDED)

- Results were adversely affected by an accelerating decline in the new home construction market, a moderation in consumer spending for certain "big ticket" home improvement items, such as cabinets and higher commodity costs, partially offset by profit improvement programs and selling price increases.

- SG&A expenses as a percent of sales, including general corporate expense, were 16.7 percent in the fourth quarter of 2006 and 15.2 percent in the fourth quarter of 2005. Higher SG&A expenses in 2006 reflect increased stock-based compensation expense and increased information systems implementation costs and other expenses.

- General corporate expense was 1.7 percent of sales in the fourth quarter of 2006 compared with 1.5 percent in the comparable period of 2005.

- The reported tax on loss from continuing operations in the fourth quarter of 2006 of $58 million and the reported tax rate on income from continuing operations of 47 percent for the fourth quarter of 2005, principally reflect the impact of goodwill impairment charges not being deductible for tax purposes. Excluding the goodwill impairment charges in 2006 and 2005 and adjustments of deferred taxes related to certain European operations in 2005, the Company's tax rate was 29 percent and 35 percent in the fourth quarters of 2006 and 2005, respectively. The decrease in the tax rate was the result of reinstating the research and development credit by Congress in the fourth quarter of 2006 and a change in the mix of taxable earnings to taxing jurisdictions with lower tax rates. The Company's lower effective tax rate in the fourth quarter of 2006 favorably impacted (loss) per common share by $.03.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2006

- Net sales from continuing operations for 2006 increased two percent to $12.8 billion compared with $12.6 billion for 2005. North American sales increased one percent and International sales increased five percent. In local currencies, International sales increased four percent.

- For the full-year 2006, key retailer sales from continuing operations were flat compared with 2005.

-    Sales changes by segment for 2006 versus 2005 were:

          -    Cabinets and Related Products sales declined one percent;

          -    Plumbing Products sales increased four percent;

          -    Installation and Other Services sales increased three percent;

          -    Decorative Architectural Products sales increased six percent;
               and

          -    Other Specialty Products sales declined five percent.

- Income from continuing operations was $2.22 per common share and $2.26 per common share for 2006 and 2005, respectively, excluding non-cash impairment charges for goodwill and financial investments and costs and charges related to profit improvement programs. Including these charges, income from continuing operations, as reported, was $461 million or $1.15 per common share and $866 million or $2.01 per common share, for 2006 and 2005, respectively.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2006 (CONTINUED)

- As part of its profit improvement program, the Company has been focused on the rationalization of its Plumbing Products segment. As a result, in 2005, the Company incurred $12 million pre-tax of charges related to headcount reductions and the discontinuance of a product line. In addition, the Company announced a plant closure in the Plumbing Products segment in January 2006. During 2006, the Company incurred $39 million pre-tax of costs and charges (primarily accelerated depreciation and severance expense) related to this plant closure and other profit improvement programs in the Plumbing Products segment.

     The Company originally estimated that costs and charges for profit improvement programs related to its Plumbing Products segment would approximate $70 million compared with the actual charges of $39 million. The reduced amount reflects the fourth quarter sale of a manufacturing facility in the Plumbing Products segment which was originally planned for closure.

     In addition, in 2006, the Company incurred $8 million pre-tax of costs and charges (including the write-down of inventory and accelerated depreciation) related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility in the Cabinets and Related Products segment.

- During 2006, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $331 million ($331 million after tax). These charges, principally related to the Company's European manufacturer of ready-to-assemble cabinets (Tvilum-Scanbirk), reflect the long-term outlook for the business unit, including declining demand for certain products, as well as decreased operating profit margins. In 2005, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $69 million ($69 million after tax).

- During 2006, the Company recognized non-cash, pre-tax impairment charges for financial investments aggregating $101 million ($66 million after tax), related to investments in Metaldyne, TriMas, certain private equity funds and other investments. During 2005, the Company recognized non-cash, pre-tax impairment charges for financial investments of $45 million ($29 million after tax) related to its investment in Furniture Brands International common stock and certain private equity fund investments.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2006 (CONTINUED)

- The following table is provided to summarize the comments related to income per common share:

                                                  Twelve Months Ended
                                                       December 31,
                                                  -------------------
                                                      2006    2005
                                                     -----   ----
Continuing operations income
   per common share, as reported                     $1.15   $2.01
Add back:
   Profit improvement costs and charges                .08     .02
   Impairment charges for financial investments        .16     .07
   Impairment charges for goodwill                     .83     .16
                                                     -----   -----
Continuing operations, as reconciled                 $2.22   $2.26
                                                     =====   =====
As reported includes:
   Net gains from financial investments              $ .05   $ .15
   Income regarding litigation settlement            $  --   $ .01
   Currency transaction gains (losses)               $ .02   $(.04)

Net income, as reported
   Continuing operations                             $1.15   $2.01
   Discontinued operations                             .08     .17
   Cumulative effect of accounting change, net        (.01)     --
                                                     -----   -----
Net income, as reported                              $1.22   $2.19
                                                     =====   =====
Average diluted common shares outstanding              400     430

- Gross margins were 27.5 percent in 2006 compared with 28.5 percent in 2005. Operating profit margins, as reported, were 8.8 percent in 2006 compared with 12.5 percent in 2005. Excluding non-cash, pre-tax impairment charges for goodwill aggregating $331 million, costs and charges related to profit improvement programs of $47 million and income regarding litigation settlement of $1 million, operating profit margins were 11.8 percent in 2006. Excluding non-cash, pre-tax impairment charges for goodwill aggregating $69 million, costs and charges related to profit improvement programs of $12 million and income regarding litigation settlement of $6 million, operating profit margins were 13.1 percent in 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2006 (CONTINUED)

- Full-year 2006 gross margins and operating profit margins were adversely impacted by the slowdown in the new home construction market, a moderation in consumer spending for certain "big ticket" home improvement items, such as cabinets, the continuing negative impact of higher commodity costs, as well as a less favorable product mix.

- SG&A expenses as a percent of sales, including general corporate expense, were 16.1 percent in 2006 compared with 15.5 percent in 2005. Higher SG&A expenses in 2006 reflect increased stock-based compensation expense, in part reflecting the adoption of SFAS No. 123R, and increased information systems implementation costs and other expenses.

-    General corporate expense was 1.6 percent of sales in 2006 compared with
     1.5 percent in 2005.

- The Company's reported tax rate on income from continuing operations, excluding the impairment charges for goodwill was 33 percent in 2006 and 35 percent in 2005. The Company's lower-than-expected effective tax rate for 2006 favorably impacted earnings per common share by $.05, as a result of the U.S. and foreign tax effect on distributed earnings. The Company anticipates that its tax rate on income from continuing operations for 2007 will approximate 35 to 36 percent.

- Accounts receivable days at December 31, 2006 were 50 days compared with 48 days a year ago.

- Inventory days were 49 days at December 31, 2006 compared with 46 days a year ago.

- Accounts payable days were 39 days at December 31, 2006 compared with 36 days a year ago.

- Working capital at December 31, 2006 and 2005 (defined as accounts receivable and inventories less accounts payable) was 16.1 percent of sales, and 15.9 percent of sales, respectively.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2006 (CONTINUED)

- For the twelve months ended December 31, 2006 and 2005, return on invested capital (ROIC) (as reported) was 9.8 percent and 13.0 percent, respectively. For the twelve months ended December 31, 2006 and 2005, ROIC (as reconciled) was 12.4 percent and 13.4 percent, respectively. While the Company remains highly committed to the continued improvement in its ROIC, recent business trends resulted in a reduction in earnings for 2006, which negatively impacted ROIC in 2006. The Company, however, continues to believe that it will achieve its ROIC goal of 18 percent by 2010.

- Capital expenditures, including discontinued operations, were $388 million or 3.0 percent of sales in 2006, compared with $282 million or 2.2 percent of sales in 2005. As previously communicated, this increase is principally related to capacity expansion and facility acquisitions. Depreciation and amortization was $244 million in 2006 compared with $241 million in 2005.

- During 2006, the Company repurchased 29 million shares (2 million in the fourth quarter of 2006) of Company common stock. The Company had 36 million common shares remaining at December 31, 2006 under its repurchase authorization.

- During 2006, the Company returned $1.2 billion to shareholders through common share repurchases (29 million) and dividends. For the four-year period (2003-2006) ended December 31, 2006, the Company has returned $4.8 billion to shareholders through the repurchase of 126 million common shares and dividends.

- In 2006, the Company increased its quarterly dividend by 10 percent from $.20 to $.22 per common share. The increased quarterly dividend reflects the Company's favorable long-term outlook, strong balance sheet and cash flow and recent tax law changes, and makes 2006 the 48th consecutive year in which dividends have been increased.

- The Company's diluted common shares for purposes of calculating earnings per common share were 400 million for the year ended December 31, 2006 compared with 430 million for the year ended December 31, 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2006 (CONCLUDED)

- The Company's free cash flow for 2006 exceeded $800 million. For the four-year period (2003-2006) ended December 31, 2006, the Company's free cash flow (defined as cash from operations less capital expenditures and before dividends) aggregated $4.2 billion.

- During 2006, the Company also generated $71 million of cash from the net disposition of financial investments and $160 million from the net disposition of certain businesses.

- On October 3, 2006, the Company issued $1 billion of fixed rate 6.125% Notes due 2016, resulting in net proceeds of $988 million. The Note offering was in anticipation of 2007 debt maturities, including the put option related to the Zero Coupon Notes.

- At the end of the year, the Company had a strong balance sheet, with over $2 billion in cash and marketable securities and $2 billion in unused bank lines.

- Debt as a percent of total capital was 53 percent at December 31, 2006 compared with 49 percent at December 31, 2005.

- In January 2007, the Company repurchased for cash of $825 million, the accreted value (94 percent of the total outstanding) of its Zero Coupon Notes which were put to the Company in accordance with the terms of the Notes. Had this payment taken place at December 31, 2006, debt as a percent of total capital would have been 48 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

2007 OUTLOOK

- New home construction has declined dramatically in the last 12 months due to previous excessive speculative buying, rapidly rising home prices in recent years reducing affordability and less attractive mortgage terms. Even with the recent decline in single-family housing starts, the inventory of unsold new homes has increased to unprecedented levels. The uncertainty that home builders may cut production even further to reduce this inventory, and given the large percentage of Masco sales that go to the new home construction market, combined with the unpredictability of commodity costs, make it very difficult for the Company to provide earnings per common share guidance for 2007.

- Also negatively impacting the Company's earnings outlook for 2007 are plant and system implementation start-up costs, costs and charges related to additional profit improvement programs, including severance costs from headcount reductions, higher interest expense, a moderation at retail of the sale of certain "big ticket" home improvement items, such as cabinets, and as yet unrecovered commodity cost increases.

- Housing starts declined by approximately 13 percent in 2006 compared with 2005 to 1.8 million units. Late in 2006, the housing starts run rate was between approximately 1.5 to 1.6 million units, which is more than 20 percent below the 2005 levels. If housing starts improve from these levels, commodity costs moderate, and home improvement retail sales improve, then the Company's earnings per common share could be $1.80 or even higher for 2007. On the other hand, if housing starts decline even further than current depressed levels, as some observers predict, and commodity costs escalate, the Company's earnings per common share for 2007 could decline to $1.50 or less.

- With housing starts currently running nearly 20 percent below year ago levels, the Company currently expects first quarter 2007 sales to decline low-double digits from last year's strong quarter and full-year sales to decline mid-single digits.

- The Company expects the low point in its earnings for the year to be in the first quarter, seasonally its lowest quarter, when earnings may decline 50 percent or more from last year's first quarter earnings of $.50 per common share when housing starts were strong.

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at January 1, 2007 were 390 million. This excludes the impact of any 2007 repurchases of common stock.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

     Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 4TH QUARTER 2006

Page
----
  1    Condensed Statements of Operations - 2006 & 2005 by quarter

  2    Notes to Condensed Statements of Operations - 2006 & 2005 by quarter

  3    Sales by Segment and Geographic Area - Three Months Ended December 31,
          2006 & 2005

  4    Sales by Segment and Geographic Area - Twelve Months Ended December 31,
          2006 & 2005

  5    2006 Quarterly Segment Data - Excluding Costs and Charges for Profit
          Improvement Programs and Impairment Charges for Goodwill

  6    2006 Quarterly Segment Data - Including Costs and Charges for Profit
          Improvement Programs and Impairment Charges for Goodwill

  7    2005 Quarterly Segment Data - Excluding Impairment Charges for Goodwill

  8    2005 Quarterly Segment Data - Including Impairment Charges for Goodwill

  9    Other Income (Expense), Net - 2006 & 2005 by quarter

 10    Consolidated Statements of Operations - Three Months Ended December 31,
          2006 & 2005

 11    Consolidated Statements of Income - Twelve Months Ended December 31, 2006
          & 2005

 12    Consolidated Balance Sheets

       GAAP Reconciliations:

 13       Sales Growth Excluding Effect of Acquisitions & Currency Translation

 14       Operating (Loss) Profit and Margins

 15       Operating Profit and Shareholders' Equity

 16    Discontinued Operations

                               MASCO CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                            2006 & 2005 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                               2006                                     2005
                                             ---------------------------------------  ---------------------------------------
                                               YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1    YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                             -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Net  Sales:
   - North America                           $10,537  $2,348  $2,710  $2,829  $2,650  $10,440  $2,615  $2,748  $2,726  $2,351
   - International                             2,241     598     585     541     517    2,129     513     530     541     545
                                             -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
   - Consolidated                             12,778   2,946   3,295   3,370   3,167   12,569   3,128   3,278   3,267   2,896
Cost of Sales                                  9,259   2,203   2,372   2,391   2,293    8,985   2,267   2,338   2,306   2,074
                                             -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Gross Profit                                   3,519     743     923     979     874    3,584     861     940     961     822
      (Gross Margin)                            27.5%   25.2%   28.0%   29.1%   27.6%    28.5%   27.5%   28.7%   29.4%   28.4%
S,G & A  Expense (before GCE & (Gain) Loss
   on Sale of Corporate Fixed Assets)          1,860     442     471     476     471    1,770     435     435     455     445
      (S,G & A Expense as a % of Sales)         14.6%   15.0%   14.3%   14.1%   14.9%    14.1%   13.9%   13.3%   13.9%   15.4%
                                             -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Operating Profit (before GCE, (Gain) Loss
   on Sale of Corporate Fixed Assets,
   Litigation (Income) & Goodwill
   Impairment Charge)                          1,659     301     452     503     403    1,814     426     505     506     377
      (Operating Margin)                        13.0%   10.2%   13.7%   14.9%   12.7%    14.4%   13.6%   15.4%   15.5%   13.0%
   - North America                             1,427     248     392     441     346    1,567     374     438     438     317
      (Margin)                                  13.5%   10.6%   14.5%   15.6%   13.1%    15.0%   14.3%   15.9%   16.1%   13.5%
   - International                               232      53      60      62      57      247      52      67      68      60
      (Margin)                                  10.4%    8.9%   10.3%   11.5%   11.0%    11.6%   10.1%   12.6%   12.6%   11.0%
General Corporate Expense (GCE)                  203      50      52      53      48      192      47      51      48      46
S,G & A  Expense as a % of Sales (including
   GCE & (Gain) Loss on Sale of Corporate
   Fixed Assets)                                16.1%   16.7%   15.9%   15.7%   16.4%    15.5%   15.2%   14.8%   15.4%   17.0%
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                    --      --      --      --      --       (8)     (8)     --      --      --
Income Regarding Litigation Settlement            (1)     (1)     --      --      --       (6)     --      (1)     (3)     (2)
Impairment Charges for Goodwill                  331     321      --      10      --       69      69      --      --      --
                                             -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Operating Profit (Loss) per F/S              $ 1,126  $  (69) $  400  $  440  $  355  $ 1,567  $  318  $  455  $  461  $  333
                                             =======  ======  ======  ======  ======  =======  ======  ======  ======  ======
Earnings (Loss) per Common Share (Diluted):
   Income (Loss) from Continuing Operations
      before Cumulative Effect of
      Accounting Change, Net                 $  1.15  $(0.48) $ 0.57  $ 0.53  $ 0.50  $  2.01  $ 0.33  $ 0.59  $ 0.62  $ 0.47
   Income from Discontinued Operations, Net     0.08      --    0.07    0.01      --     0.17    0.08    0.02    0.02    0.06
   Cumulative Effect of Accounting Change,
      Net                                      (0.01)     --      --      --   (0.01)      --      --      --      --      --
                                             -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
   Net Income (Loss)                         $  1.22  $(0.49) $ 0.64  $ 0.54  $ 0.50  $  2.19  $ 0.41  $ 0.61  $ 0.64  $ 0.52
                                             =======  ======  ======  ======  ======  =======  ======  ======  ======  ======

PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                   NOTES TO CONDENSED STATEMENTS OF OPERATIONS
                            2006 & 2005 - BY QUARTER

NOTES:

- Operating results for the fourth quarter of 2006 include $321 million of non-cash, pre-tax impairment charges for goodwill ($.82 per common share, after tax), primarily related to the Company's European ready-to-assemble cabinet manufacturer.

- Operating results for the first, second, third and fourth quarters of 2006 include $17 million pre-tax, $26 million pre-tax, $9 million pre-tax, and $5 million pre-tax, respectively, of costs and charges recorded related to the Company's profit improvement programs.

- (Loss) income from continuing operations for the fourth quarter of 2006 includes a $15 million non-cash, pre-tax ($.03 per common share, after tax) impairment charge related to financial investments.

- Income from continuing operations for the third quarter of 2006 includes an $8 million non-cash, pre-tax ($.01 per common share, after tax) impairment charge for investments in certain private equity funds.

- Income from continuing operations for the second quarter of 2006 includes a $78 million non-cash, pre-tax ($.13 per common share, after tax) impairment charge related to investments in Metaldyne Corporation, the Heartland Industrial Partners private equity fund and TriMas Corporation.

- Income from discontinued operations for the third quarter of 2006 includes a $50 million pre-tax net gain ($.07 per common share, after tax) from the disposition of businesses.

- Operating results exclude operations which were sold in the third quarter of 2006 and during 2005, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2005 reflect $69 million of non-cash, pre-tax impairment charges for goodwill ($.16 per common share, after tax) pertaining to European operations.

- Income from continuing operations in the third quarter of 2005 includes $43 million non-cash, pre-tax ($.07 per common share, after tax) impairment charges related to the Company's investments in certain marketable securities and private equity funds.

- Income from discontinued operations in the first and fourth quarters of 2005 include net pre-tax gains from the sale of businesses aggregating $10 million and $50 million, respectively.

- Per common share amounts for the four quarters of 2006 and 2005 do not total to the per common share amounts for the year-to-date primarily due to the timing of capital stock transactions.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                   THREE MONTHS ENDED DECEMBER 31, 2006 & 2005
                              (DOLLARS IN MILLIONS)

                                              THREE MONTHS ENDED
                                                 DECEMBER 31,      4TH QTR '06
                                              ------------------        VS.
                                                 2006     2005     4TH QTR '05
                                                ------   ------    -----------
Cabinets & Related Products                     $  745   $  842      -   12%
Plumbing Products                                  809      786      +    3%
Installation & Other Services                      726      799      -    9%
Decorative Architectural Products                  366      351      +    4%
Other Specialty Products                           300      350      -   14%
                                                ------   ------
   Total                                        $2,946   $3,128      -    6%
                                                ======   ======

North America                                   $2,348   $2,615      -   10%
International, principally Europe                  598      513      +   17%
                                                ------   ------
   Total, as above                              $2,946   $3,128      -    6%
                                                ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales declined six percent, North American net sales declined 11 percent, and International net sales increased 17 percent compared with the fourth quarter of 2005 (please see page 13 for the GAAP reconciliation).

- International net sales in local currencies increased seven percent compared with the fourth quarter of 2005 (please see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                  TWELVE MONTHS ENDED DECEMBER 31, 2006 & 2005
                              (DOLLARS IN MILLIONS)

                                              TWELVE MONTHS ENDED
                                                  DECEMBER 31,      12 MONTHS '06
                                              -----------------           VS.
                                                2006      2005      12 MONTHS '05
                                              -------   -------     -------------
Cabinets & Related Products                   $ 3,286   $ 3,324        -   1%
Plumbing Products                               3,296     3,176        +   4%
Installation & Other Services                   3,158     3,063        +   3%
Decorative Architectural Products               1,777     1,681        +   6%
Other Specialty Products                        1,261     1,325        -   5%
                                              -------   -------
   Total                                      $12,778   $12,569        +   2%
                                              =======   =======

North America                                 $10,537   $10,440        +   1%
International, principally Europe               2,241     2,129        +   5%
                                              -------   -------
   Total, as above                            $12,778   $12,569        +   2%
                                              =======   =======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased one percent; North American net sales increased one percent and International net sales increased five percent (please see page 13 for the GAAP reconciliation).

- International net sales in local currencies increased four percent compared with the twelve months ended December 31, 2005 (please see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2006
           EXCLUDING COSTS AND CHARGES FOR PROFIT IMPROVEMENT PROGRAMS
                       AND IMPAIRMENT CHARGES FOR GOODWILL
                              (DOLLARS IN MILLIONS)

                                                YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                              -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products            $ 3,286   $  745   $  826   $  863   $  852
   - Plumbing Products                          3,296      809      848      842      797
   - Installation and Other Services            3,158      726      814      812      806
   - Decorative Architectural Products          1,777      366      477      525      409
   - Other Specialty Products                   1,261      300      330      328      303
                                              -------   ------   ------   ------   ------
   - TOTAL                                     12,778    2,946    3,295    3,370    3,167
                                              =======   ======   ======   ======   ======
   - North America                             10,537    2,348    2,710    2,829    2,650
   - International, principally Europe          2,241      598      585      541      517
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                           12,778    2,946    3,295    3,370    3,167
                                              =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                446       80      107      138      121
   - Plumbing Products                            320       48       88      101       83
   - Installation and Other Services              344       65       89       95       95
   - Decorative Architectural Products            371       66      108      120       77
   - Other Specialty Products                     225       47       69       65       44
                                              -------   ------   ------   ------   ------
   - TOTAL                                      1,706      306      461      519      420
                                              =======   ======   ======   ======   ======
   - North America                              1,475      254      401      457      363
   - International, principally Europe            231       52       60       62       57
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                            1,706      306      461      519      420
                                              =======   ======   ======   ======   ======
General Corporate Expense (GCE)                   203       50       52       53       48
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                     --       --       --       --       --
Income Regarding Litigation Settlement             (1)      (1)      --       --       --
                                              -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)    1,504      257      409      466      372
Other Income (Expense), Net                      (226)     (53)     (44)     (99)     (30)
                                              -------   ------   ------   ------   ------
Income from Continuing Operations before
   Income Taxes, Minority Interest and
   Cumulative Effect of Accounting
   Change, Net                                $ 1,278   $  204   $  365   $  367   $  342
                                              =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products               13.6%    10.7%    13.0%    16.0%    14.2%
   - Plumbing Products                            9.7%     5.9%    10.4%    12.0%    10.4%
   - Installation and Other Services             10.9%     9.0%    10.9%    11.7%    11.8%
   - Decorative Architectural Products           20.9%    18.0%    22.6%    22.9%    18.8%
   - Other Specialty Products                    17.8%    15.7%    20.9%    19.8%    14.5%
   - TOTAL                                       13.4%    10.4%    14.0%    15.4%    13.3%

   - North America                               14.0%    10.8%    14.8%    16.2%    13.7%
   - International, principally Europe           10.3%     8.7%    10.3%    11.5%    11.0%
   - TOTAL, AS ABOVE                             13.4%    10.4%    14.0%    15.4%    13.3%

NOTES:

-    Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) loss on sale of Corporate fixed assets and income regarding litigation settlement.

- Operating profit margins in the fourth quarter of 2006 exclude $321 million of impairment charges for goodwill as follows: Cabinets and Related Products ($306 million), Plumbing Products ($1 million) and Decorative Architectural Products ($14 million).

- Operating profit margins for the first, second, third and fourth quarters of 2006 for the Plumbing Products segment exclude $17 million pre-tax, $11 million pre-tax, $7 million pre-tax, and $4 million pre-tax, respectively, of costs and charges recorded related to the Company's profit improvement programs.

- Operating profit margins for the second, third and fourth quarters of 2006 for the Cabinets and Related Products segment exclude $15 million pre-tax, $2 million pre-tax and $1 million pre-tax, respectively, of costs and charges recorded related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2006
           INCLUDING COSTS AND CHARGES FOR PROFIT IMPROVEMENT PROGRAMS
                       AND IMPAIRMENT CHARGES FOR GOODWILL
                              (DOLLARS IN MILLIONS)

                                                YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                              -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products            $ 3,286   $  745   $  826   $  863   $  852
   - Plumbing Products                          3,296      809      848      842      797
   - Installation and Other Services            3,158      726      814      812      806
   - Decorative Architectural Products          1,777      366      477      525      409
   - Other Specialty Products                   1,261      300      330      328      303
                                              -------   ------   ------   ------   ------
   - TOTAL                                     12,778    2,946    3,295    3,370    3,167
                                              =======   ======   ======   ======   ======
   - North America                             10,537    2,348    2,710    2,829    2,650
   - International, principally Europe          2,241      598      585      541      517
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                           12,778    2,946    3,295    3,370    3,167
                                              =======   ======   ======   ======   ======
Operating Profit (Loss):
   - Cabinets and Related Products                122     (227)     105      123      121
   - Plumbing Products                            280       43       81       90       66
   - Installation and Other Services              344       65       89       95       95
   - Decorative Architectural Products            357       52      108      120       77
   - Other Specialty Products                     225       47       69       65       44
                                              -------   ------   ------   ------   ------
   - TOTAL                                      1,328      (20)     452      493      403
                                              =======   ======   ======   ======   ======
   - North America                              1,417      248      392      431      346
   - International, principally Europe            (89)    (268)      60       62       57
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                            1,328      (20)     452      493      403
                                              =======   ======   ======   ======   ======
General Corporate Expense (GCE)                   203       50       52       53       48
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                     --       --       --       --       --
Income Regarding Litigation Settlement             (1)      (1)      --       --       --
                                              -------   ------   ------   ------   ------
Operating Profit (Loss)                         1,126      (69)     400      440      355
Other Income (Expense), Net                      (226)     (53)     (44)     (99)     (30)
                                              -------   ------   ------   ------   ------
Income (Loss) from Continuing Operations
   before Income Taxes, Minority Interest
   and Cumulative Effect of Accounting
   Change, Net                                $   900   $ (122)  $  356   $  341   $  325
                                              =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products                3.7%   -30.5%    12.7%    14.3%    14.2%
   - Plumbing Products                            8.5%     5.3%     9.6%    10.7%     8.3%
   - Installation and Other Services             10.9%     9.0%    10.9%    11.7%    11.8%
   - Decorative Architectural Products           20.1%    14.2%    22.6%    22.9%    18.8%
   - Other Specialty Products                    17.8%    15.7%    20.9%    19.8%    14.5%
   - TOTAL                                       10.4%    -0.7%    13.7%    14.6%    12.7%

   - North America                               13.4%    10.6%    14.5%    15.2%    13.1%
   - International, principally Europe           -4.0%   -44.8%    10.3%    11.5%    11.0%
   - TOTAL, AS ABOVE                             10.4%    -0.7%    13.7%    14.6%    12.7%

NOTES:

-    Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) loss on sale of Corporate fixed assets and income regarding litigation settlement.

- Operating profit margins in the fourth quarter of 2006 include $321 million of impairment charges for goodwill as follows: Cabinets and Related Products ($306 million), Plumbing Products ($1 million) and Decorative Architectural Products ($14 million).

- Operating profit margins for the first, second, third and fourth quarters of 2006 for the Plumbing Products segment include $17 million pre-tax, $11 million pre-tax, $7 million pre-tax, and $4 million pre-tax, respectively, of costs and charges recorded related to the Company's profit improvement programs.

- Operating profit margins for the second, third and fourth quarters of 2006 for the Cabinets and Related Products segment include $15 million pre-tax, $2 million pre-tax and $1 million pre-tax, respectively, of costs and charges recorded related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                    EXCLUDING IMPAIRMENT CHARGES FOR GOODWILL
                              (DOLLARS IN MILLIONS)

                                                YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                              -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products            $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                          3,176      786      807      823      760
   - Installation and Other Services            3,063      799      807      764      693
   - Decorative Architectural Products          1,681      351      453      506      371
   - Other Specialty Products                   1,325      350      350      336      289
                                              -------   ------   ------   ------   ------
   - TOTAL                                     12,569    3,128    3,278    3,267    2,896
                                              =======   ======   ======   ======   ======
   - North America                             10,440    2,615    2,748    2,726    2,351
   - International, principally Europe          2,129      513      530      541      545
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                           12,569    3,128    3,278    3,267    2,896
                                              =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                515      128      137      134      116
   - Plumbing Products                            374       84      103      108       79
   - Installation and Other Services              382       90      110      102       80
   - Decorative Architectural Products            278       45       78       96       59
   - Other Specialty Products                     265       79       77       66       43
                                              -------   ------   ------   ------   ------
   - TOTAL                                      1,814      426      505      506      377
                                              =======   ======   ======   ======   ======
   - North America                              1,567      374      438      438      317
   - International, principally Europe            247       52       67       68       60
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                            1,814      426      505      506      377
                                              =======   ======   ======   ======   ======
General Corporate Expense (GCE)                   192       47       51       48       46
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                     (8)      (8)      --       --       --
Income Regarding Litigation Settlement             (6)      --       (1)      (3)      (2)
                                              -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)    1,636      387      455      461      333
Other Income (Expense), Net                      (165)     (43)     (59)     (41)     (22)
                                              -------   ------   ------   ------   ------
Income from Continuing Operations before
   Income Taxes and Minority Interest         $ 1,471   $  344   $  396   $  420   $  311
                                              =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products               15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                           11.8%    10.7%    12.8%    13.1%    10.4%
   - Installation and Other Services             12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products           16.5%    12.8%    17.2%    19.0%    15.9%
   - Other Specialty Products                    20.0%    22.6%    22.0%    19.6%    14.9%

   - TOTAL                                       14.4%    13.6%    15.4%    15.5%    13.0%
   - North America                               15.0%    14.3%    15.9%    16.1%    13.5%
   - International, principally Europe           11.6%    10.1%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                             14.4%    13.6%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) loss on sale of Corporate fixed assets and income regarding litigation settlement.

- Operating results for the fourth quarter of 2005 exclude non-cash, pre-tax impairment charges for goodwill of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit margin for the third quarter of 2005 for the Plumbing Products segment includes $12 million pre-tax of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     14.3 percent.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                    INCLUDING IMPAIRMENT CHARGES FOR GOODWILL
                              (DOLLARS IN MILLIONS)

                                                YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                              -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products            $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                          3,176      786      807      823      760
   - Installation and Other Services            3,063      799      807      764      693
   - Decorative Architectural Products          1,681      351      453      506      371
   - Other Specialty Products                   1,325      350      350      336      289
                                              -------   ------   ------   ------   ------
   - TOTAL                                     12,569    3,128    3,278    3,267    2,896
                                              =======   ======   ======   ======   ======
   - North America                             10,440    2,615    2,748    2,726    2,351
   - International, principally Europe          2,129      513      530      541      545
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                           12,569    3,128    3,278    3,267    2,896
                                              =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                515      128      137      134      116
   - Plumbing Products                            367       77      103      108       79
   - Installation and Other Services              382       90      110      102       80
   - Decorative Architectural Products            252       19       78       96       59
   - Other Specialty Products                     229       43       77       66       43
                                              -------   ------   ------   ------   ------
   - TOTAL                                      1,745      357      505      506      377
                                              =======   ======   ======   ======   ======
   - North America                              1,567      374      438      438      317
   - International, principally Europe            178      (17)      67       68       60
                                              -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                            1,745      357      505      506      377
                                              =======   ======   ======   ======   ======
General Corporate Expense (GCE)                   192       47       51       48       46
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                     (8)      (8)      --       --       --
Income Regarding Litigation Settlement             (6)      --       (1)      (3)      (2)
                                              -------   ------   ------   ------   ------
Operating Profit (after GCE and
   Adjustments)                                 1,567      318      455      461      333
Other Income (Expense), Net                      (165)     (43)     (59)     (41)     (22)
                                              -------   ------   ------   ------   ------
Income from Continuing Operations before
   Income Taxes and Minority Interest         $ 1,402   $  275   $  396   $  420   $  311
                                              =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products               15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                           11.6%     9.8%    12.8%    13.1%    10.4%
   - Installation and Other Services             12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products           15.0%     5.4%    17.2%    19.0%    15.9%
   - Other Specialty Products                    17.3%    12.3%    22.0%    19.6%    14.9%

   - TOTAL                                       13.9%    11.4%    15.4%    15.5%    13.0%
   - North America                               15.0%    14.3%    15.9%    16.1%    13.5%
   - International, principally Europe            8.4%    -3.3%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                             13.9%    11.4%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) loss on sale of Corporate fixed assets and income regarding litigation settlement.

- Operating results for the fourth quarter of 2005 include non-cash, pre-tax impairment charges for goodwill of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit margin for the third quarter of 2005 for the Plumbing Products segment includes $12 million pre-tax of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     14.3 percent.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2006 & 2005 - BY QUARTER
                                  (IN MILLIONS)

                                                                 2006                                        2005
                                              -----------------------------------------   ------------------------------------------
                                              YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1    YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                              -----   ------   ------   ------   ------   ------   ------   ------   ------   ------
Interest Expense                              $(240)  $ (69)    $(54)   $ (53)   $ (64)   $(247)    $(66)    $(64)    $(58)   $ (59)
Income from Cash and Cash Investments            47      22        6        5       14       36       14       11        6        5
Other Interest Income                             2      --       --        1        1        7        2        3        1        1
Realized Gains from Financial Investments,
   Net                                           31       5        9       11        6       98        6       23       28       41
Dividend Income                                  10       2        1        1        6       16        4        4        4        4
Impairment Charges for Financial Investments   (101)    (15)      (8)     (78)      --      (45)      --      (43)      (2)      --
Other, Net                                       25       2        2       14        7      (30)      (3)       7      (20)     (14)
                                              -----   -----     ----    -----    -----    -----     ----     ----     ----    -----
Total Other Income (Expense), Net             $(226)  $ (53)    $(44)   $ (99)   $ (30)   $(165)    $(43)    $(59)    $(41)   $ (22)
                                              =====   =====     ====    =====    =====    =====     ====     ====     ====    =====

NOTES:

-    Data exclude discontinued operations.

- Other, net, for the years ended December 31, 2006 and 2005 include $14 million and $(25) million, respectively, of realized currency transaction gains (losses). The fourth quarters of 2006 and 2005 include $(1) million and $(2) million, respectively, of realized currency transaction (losses).

                                MASCO CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED     AS A PERCENT OF SALES
                                                           DECEMBER 31,     3 MONTHS ENDED DECEMBER 31,
                                                 %     ------------------   ---------------------------
Line                                          Change      2006     2005             2006    2005
----                                          ------     ------   ------           -----   -----
 1   Net Sales                                   -6%     $2,946   $3,128           100.0%  100.0%
 2   Cost of Sales                               -3%      2,203    2,267            74.8%   72.5%
                                                         ------   ------           -----   -----
 3   Gross Profit                               -14%        743      861            25.2%   27.5%
                                                         ------   ------           -----   -----
     Operating Profit (Loss):

 4   -    Before GCE, Litigation (Income),
          (Gain) on Sale of Corporate Fixed
          Assets and Impairment Charges for
          Goodwill (3-8)                        -29%        301      426            10.2%   13.6%

 5   -    After GCE, Litigation (Income),
          (Gain) on Sale of Corporate Fixed
          Assets and Impairment Charges for
          Goodwill (3-9-10-11)                 -122%        (69)     318            -2.3%   10.2%
                                                         ------   ------           -----   -----
     S,G&A Expense:

 6   -    General Corporate Expense (GCE)         6%         50       47             1.7%    1.5%

 7   -    (Gain) loss on Sale of Corporate
             Fixed Assets, Net                               --       (8)             --   (0.00)

 8   -    All Other                               2%        442      435            15.0%   13.9%
                                                         ------   ------           -----   -----
 9   -    Total S,G&A Expense                     4%        492      474            16.7%   15.2%
                                                         ------   ------           -----   -----
10   Impairment Charges for Goodwill                        321       69            10.9%    2.2%
11   Income Regarding Litigation Settlement                  (1)      --           (0.00)    0.0%
12   Other Income (Expense), Net                            (38)     (43)           -1.3%   -1.4%
13   Impairment Charges for Financial
        Investments                                         (15)      --            -0.5%    0.0%
                                                         ------   ------           -----   -----
14   (Loss) Income from Continuing
     Operations before Income Taxes,
     Minority Interest and Cumulative
     Effect of Accounting Change,
     Net (5+12+13)                             -144%       (122)     275            -4.1%    8.8%
15   Income Taxes                               -55%         58      129             2.0%    4.1%
        (Tax Rate)                                        -47.5%    46.9%
                                                         ------   ------           -----   -----
16   (Loss) Income from Continuing
        Operations before Minority Interest
        and Cumulative Effect of Accounting
        Change, Net                            -223%       (180)     146            -6.1%    4.7%
17   Minority Interest                                       (6)      (6)           -0.2%   -0.2%
                                                         ------   ------           -----   -----
18   (Loss) Income from Continuing
        Operations before Cumulative Effect
        of Accounting Change, Net              -233%       (186)     140            -6.3%    4.5%
19   (Loss) Income from Discontinued
        Operations, Net                                      (1)      33             0.0%    1.1%
20   Cumulative Effect of Accounting
        Change, Net                                          --       --             0.0%    0.0%
                                                         ------   ------           -----   -----
21   Net (Loss) Income                         -208%     $ (187)  $  173            -6.3%    5.5%
                                                         ======   ======           =====   =====
     (Loss) Earnings Per Common Share
        (Diluted):
        (Loss) Income from Continuing
           Operations before Cumulative
           Effect of Accounting Change, Net    -245%     $(0.48)  $ 0.33
           (Loss) Income from Discontinued
              Operations, Net                             (0.00)    0.08
           Cumulative Effect of Accounting
              Change, Net                                    --       --
                                                         ------   ------
           Net (Loss) Income                   -218%     $(0.49)  $ 0.41
                                                         ======   ======
     Average (Diluted) Common Shares             -8%        385      419

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                       TWELVE MONTHS ENDED       AS A PERCENT OF SALES
                                                           DECEMBER 31,      12 MONTHS ENDED DECEMBER 31,
                                                 %     -------------------   ----------------------------
Line                                          Change      2006      2005             2006    2005
----                                          ------    -------   -------           -----   ------
 1   Net Sales                                   2%     $12,778   $12,569           100.0%  100.0%
 2   Cost of Sales                               3%       9,259     8,985            72.5%   71.5%
                                                        -------   -------           -----   -----
 3   Gross Profit                               -2%       3,519     3,584            27.5%   28.5%
                                                        -------   -------           -----   -----
     Operating Profit:

 4   -    Before GCE, Litigation (Income),
          (Gain) on Sale of Corporate Fixed
          Assets and Impairment Charges
          for Goodwill (3-8)                    -9%       1,659     1,830            13.0%   14.6%

 5   -    After GCE, Litigation (Income),
          (Gain) on Sale of Corporate Fixed
          Assets and Impairment Charges for
          Goodwill (3-9-10-11)                 -28%       1,126     1,567             8.8%   12.5%
                                                        -------   -------           -----   -----
     S,G&A Expense:

 6   -    General Corporate Expense (GCE)        6%         203       192             1.6%    1.5%

 7   -    (Gain) on Sale of Corporate Fixed
          Assets, Net                                        --         8             0.0%    0.1%

 8   -    All Other                              6%       1,860     1,754            14.6%   14.0%
                                                        -------   -------           -----   -----
 9   -    Total S,G&A Expense                    6%       2,063     1,954            16.1%   15.5%
                                                        -------   -------           -----   -----
10   Impairment Charges for Goodwill                        331        69             2.6%    0.5%
11   Income Regarding Litigation Settlement                  (1)       (6)            0.0%    0.0%
12   Other Income (Expense), Net                           (125)     (120)           -1.0%   -1.0%
13   Impairment Charges for Financial
     Investments                                           (101)      (45)           -0.8%   -0.4%
                                                        -------   -------           -----   -----
14   Income from Continuing Operations
        before Income Taxes, Minority
        Interest and Cumulative Effect of
        Accounting Change, Net (5+12+13)       -36%         900     1,402             7.0%   11.2%
15   Income Taxes                              -20%         412       514             3.2%    4.1%
        (Tax Rate)                                         45.8%     36.7%
                                                        -------   -------           -----   -----
16   Income from Continuing Operations
        before Minority Interest and
        Cumulative Effect of Accounting
        Change, Net                            -45%         488       888             3.8%    7.1%
17   Minority Interest                                      (27)      (22)           -0.2%   -0.2%
                                                        -------   -------           -----   -----
18   Income from Continuing Operations
        before Cumulative Effect
        of Accounting Change, Net              -47%         461       866             3.6%    6.9%
19   Income from Discontinued Operations,
        Net                                                  30        74             0.2%    0.6%
20   Cumulative Effect of Accounting
        Change, Net                                          (3)       --             0.0%    0.0%
                                                        -------   -------           -----   -----
21   Net Income                                -48%     $   488   $   940             3.8%    7.5%
                                                        =======   =======           =====   =====
     Earnings Per Common Share (Diluted):
        Income from Continuing Operations      -43%     $  1.15   $  2.01
        Income from Discontinued
           Operations, Net                                 0.08      0.17
        Cumulative Effect of Accounting
           Change, Net                                    (0.01)       --
                                                        -------   -------
           Net Income                          -44%     $  1.22   $  2.19
                                                        =======   =======
     Average (Diluted) Common Shares            -7%         400       430

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                              DECEMBER 31,   DECEMBER 31,
                                                  2006           2005
                                              ------------   ------------
ASSETS
Current Assets:
   Cash and Cash Investments                     $ 1,958        $ 1,964
   Receivable, Net                                 1,613          1,716
   Inventories                                     1,263          1,127
   Prepaid Expenses and Other                        281            316
                                                 -------        -------
      Total Current Assets                         5,115          5,123
Property and Equipment, Net                        2,363          2,173
Goodwill                                           3,957          4,171
Other Intangible Assets, Net                         306            307
Other Assets                                         584            785
                                                 -------        -------
      Total Assets                               $12,325        $12,559
                                                 =======        =======
LIABILITIES
Current Liabilities:
   Notes Payable                                 $ 1,446        $   832
   Accounts Payable                                  815            837
   Accrued Liabilities                             1,128          1,225
                                                 -------        -------
      Total Current Liabilities                    3,389          2,894
Long-Term Debt                                     3,533          3,915
Deferred Income Taxes and Other                      932            902
                                                 -------        -------
      Total Liabilities                            7,854          7,711
SHAREHOLDERS' EQUITY                               4,471          4,848
                                                 -------        -------
      Total Liabilities and Shareholders'
         Equity                                  $12,325        $12,559
                                                 =======        =======

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                THREE MONTHS
                                                   ENDED
                                                DECEMBER 31,
                                              ---------------
                                               2006     2005
                                              ------   ------
Consolidated Net Sales, as reported           $2,946   $3,128
   - Acquisitions                                (10)      --
                                              ------   ------
Consolidated Net Sales (excl. acquisitions)   $2,936   $3,128
                                              ======   ======
North American Net Sales, as reported         $2,348   $2,615
   - Acquisitions                                (10)      --
                                              ------   ------
North American Net Sales (excl.
   acquisitions)                              $2,338   $2,615
                                              ======   ======
International Net Sales, as reported          $  598   $  513
   - Acquisitions                                 --       --
                                              ------   ------
International Net Sales (excl.
   acquisitions)                                 598      513
   - Currency Translation                        (49)      --
                                              ------   ------
International Net Sales (excl. acquisitions
   & currency)                                $  549   $  513
                                              ======   ======

                                                TWELVE MONTHS
                                                    ENDED
                                                 DECEMBER 31,
                                              -----------------
                                                2006      2005
                                              -------   -------
Consolidated Net Sales, as reported           $12,778   $12,569
   - Acquisitions                                 (27)       --
                                              -------   -------
Consolidated Net Sales (excl. acquisitions)   $12,751   $12,569
                                              =======   =======
North American Net Sales, as reported         $10,537   $10,440
   - Acquisitions                                 (27)       --
                                              -------   -------
North American Net Sales (excl.
   acquisitions)                              $10,510   $10,440
                                              =======   =======
International Net Sales, as reported          $ 2,241   $ 2,129
   - Acquisitions                                  --        --
                                              -------   -------
International Net Sales (excl.
   acquisitions)                                2,241     2,129
   - Currency Translation                         (23)       --
                                              -------   -------
International Net Sales (excl. acquisitions
   & currency)                                $ 2,218   $ 2,129
                                              =======   =======

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
           GAAP RECONCILIATION OF OPERATING (LOSS) PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                              THREE MONTHS ENDED DECEMBER 31,
                                              -------------------------------
                                                    2006            2005
                                               -------------   -------------
                                                 $    MARGIN     $    MARGIN
                                               ----   ------   ----   ------
Operating (Loss) Profit, As Reported           $(69)   -2.3%   $318    10.2%
Profit Improvement Programs, Plumbing
   Products Segment                               4              --
Profit Improvement Programs, Cabinets &
   Related Products Segment                       1              --
Impairment Charges for Goodwill                 321              69
Income Regarding Litigation Settlement           (1)             --
                                               ----            ----
Operating Profit, As Reconciled                $256     8.7%   $387    12.4%
                                               ====            ====

                                               TWELVE MONTHS ENDED DECEMBER 31,
                                              ---------------------------------
                                                    2006              2005
                                              ---------------   ---------------
                                                 $     MARGIN      $     MARGIN
                                              ------   ------   ------   ------
Operating Profit, As Reported                 $1,126     8.8%   $1,567    12.5%
Profit Improvement Programs, Plumbing
   Products Segment                               39                12
Profit Improvement Programs, Cabinets &
   Related Products Segment                        8                --
Impairment Charges for Goodwill                  331                69
Income Regarding Litigation Settlement            (1)               (6)
                                              ------            ------
Operating Profit, As Reconciled               $1,503    11.8%   $1,642    13.1%
                                              ======            ======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                 TWELVE
                                              MONTHS ENDED
                                              DECEMBER 31,
                                                  2006
                                              ------------
Operating Profit from Continuing Operations      $1,126
Impairment Charges for Goodwill                     331
Income Regarding Litigation Settlement               (1)
                                                 ------
Operating Profit, As Reconciled                  $1,456
                                                 ======

                                              TWELVE MONTHS ENDED
                                                  DECEMBER 31,
                                              -------------------
                                                 2006     2005
                                                ------   ------
Shareholders' Equity, As Reported               $4,471   $4,848
Impairment Charges for Goodwill (after tax)        331       69
Income Regarding Litigation Settlement
   (after tax)                                      (1)      (4)
                                                ------   ------
Shareholders' Equity, As Reconciled             $4,801   $4,913
                                                ======   ======

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                               MASCO CORPORATION
                            DISCONTINUED OPERATIONS
                                 (IN MILLIONS)

                                              THREE MONTHS ENDED
                                                 DECEMBER 31,
                                              ------------------
                                                 2006   2005
                                                 ----   ----
Net Sales                                        $--    $ 62
                                                 ===    ====
Income from Discontinued Operations              $--    $ 10
(Loss) Gain on Disposal of Discontinued
   Operations, Net                                (1)     53
                                                 ---    ----
Income Before Income Taxes                        (1)     63
Income Tax Expense                                --     (30)
                                                 ---    ----
   (Loss) Income from Discontinued
      Operations, Net                            $(1)   $ 33
                                                 ===    ====

                                              TWELVE MONTHS ENDED
                                                  DECEMBER 31,
                                              -------------------
                                                  2006   2005
                                                  ----   ----
Net Sales                                         $ 55   $315
                                                  ====   ====
Income from Discontinued Operations               $  8   $ 49
Gain on Disposal of Discontinued
   Operations, Net                                  50     63
                                                  ----   ----
Income Before Income Taxes                          58    112
Income Tax Expense                                 (28)   (38)
                                                  ----   ----
   Income from Discontinued Operations, Net       $ 30   $ 74
                                                  ====   ====


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